Exhibit 99.4

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a Plan of Conversion and Reorganization (the “Plan”), our organization will convert from the mutual holding company corporate structure to the fully public stock holding company corporate structure. To accomplish the conversion, Bancorp 34, Inc., newly formed to own Bank 34, is conducting an offering of shares of its common stock. Enclosed you will find a Prospectus, a Proxy Statement and a Questions and Answers Brochure describing the proxy vote, the offering and the Plan.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. The Plan is subject to approval by Bank 34’s customers. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Bank 34. Please vote all the Proxy Cards you receive — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or the Internet by following the simple instructions on the Proxy Card.

Our Board of Directors urges you to vote “FOR” the Plan.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•	There will be no change to account numbers, interest rates or other terms of your accounts at Bank 34. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.
•	You will continue to enjoy the same services with the same Board of Directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As an eligible Bank 34 customer, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are made available for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Bank 34’s main office located at 500 East 10th Street, Alamogordo, New Mexico or to our Scottsdale office located at 14850 North Scottsdale Road, Scottsdale, Arizona. Stock Order Forms and full payment must be received (not postmarked) before 12:00 Noon, Mountain Time, on __________, 2016. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as a Bank 34 customer.

Sincerely,

Jill Gutierrez

Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) ___-____, from 8:00 a.m. to 2:00 p.m., Mountain Time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Bancorp 34, Inc., newly formed to own Bank 34, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of Bancorp 34, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Bank 34’s main office located at 500 East 10th Street, Alamogordo, New Mexico or to our Scottsdale office located at 14850 North Scottsdale Road, Scottsdale, Arizona. Stock Order Forms and full payment must be received (not postmarked) before 12:00 Noon, Mountain Time, on __________, 2016. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Bancorp 34, Inc. stockholder.

Sincerely,

Jill Gutierrez

Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) ___-____, from 8:00 a.m. to 2:00 p.m., Mountain Time, Monday through Friday, except bank holidays.

C

Dear Friend:

I am pleased to tell you about an investment opportunity. Bancorp 34, Inc., newly formed to own Bank 34, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers during the offering.

Our records indicate that you were a depositor as of the close of business on either December 31, 2014 or ________, 2016, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are made available for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Bank 34’s main office located at 500 East 10th Street, Alamogordo, New Mexico or to our Scottsdale office located at 14850 North Scottsdale Road, Scottsdale, Arizona. Stock Order Forms and full payment must be received (not postmarked) before 12:00 Noon, Mountain Time, on __________, 2016. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Bancorp 34, Inc. stockholder.

Sincerely,

Jill Gutierrez
Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) ___-____, from 8:00 a.m. to 2:00 p.m., Mountain Time, Monday through Friday, except bank holidays.

F

Keefe, Bruyette & Woods

A Stifel Company

Dear Sir/Madam:

Keefe, Bruyette & Woods, a Stifel Company has been retained by Bancorp 34, Inc. as selling agent in connection with the offering of Bancorp 34, Inc. common stock.

At the request of Bancorp 34, Inc., we are enclosing materials regarding the offering of shares of Bancorp 34, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

Keefe, Bruyette & Woods

A Stifel Company

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

IMPORTANT NOTICE

THIS PACKAGE INCLUDES

PROXY CARD(S)

REQUIRING YOUR PROMPT VOTE.

PLEASE VOTE EACH CARD.

THERE ARE NO

DUPLICATE CARDS!

THANK YOU!

PF

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,
please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope, or follow the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF
CONVERSION AND REORGANIZATION (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES
OF COMMON STOCK DURING THE OFFERING.

THE CONVERSION WILL CHANGE OUR FORM OF CORPORATE
ORGANIZATION, BUT WILL NOT RESULT IN CHANGES TO BANK STAFF,
MANAGEMENT OR YOUR DEPOSIT ACCOUNTS OR LOANS. DEPOSIT
ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC, UP TO THE

MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) ___-____, from 8:00 a.m. to 2:00 p.m., Mountain Time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED
PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE
VOTE THE ENCLOSED REPLACEMENT PROXY
CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”).

You may receive a courtesy telephone call. Please feel free to ask questions.

 ______________________

Your Board of Directors urges you to vote “FOR” the Plan.

______________________

VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES
OF COMMON STOCK DURING THE OFFERING, NOR DOES IT
AFFECT YOUR BANK 34
DEPOSIT ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,
please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) ___-____, from 8:00 a.m. to 2:00 p.m., Mountain Time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING AGAINST THE PLAN OF CONVERSION AND REORGANIZATION

(THE “PLAN”).

In order to implement the Plan,

we must obtain the approval of our voting depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

Please note: Implementing the Plan will not affect your deposit accounts or loans at Bank 34. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. Voting does not require you to purchase shares of common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877) ___-____,

From 8:00 a.m. to 2:00 p.m., Mountain Time, Monday through Friday, except bank holidays.

PG3

CONTROL NUMBER PROXY CARD AGAINST 4 Please vote by marking one of the boxes as shown. FOR 1. The approval of a plan of conversion and reorganization (the "Plan") whereby AF Mutual Holding Company and Bancorp 34, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as described in more detail in the proxy statement; and such other business as may properly come before the Meeting. Management is not aware of any other business to be considered. IF SIGNED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED IF NO CHOICE IS MADE HEREON Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of AF Mutual Holding Company at said Meeting of the Member's decision to terminate this proxy, then the power of said attorney in fact oragents shall be deemed terminated and of no further force and effect. The undersigned acknowledges receipt of a Notice of Special Meetingand attached proxy statement dated August __, 2016, prior to theexecution of this proxy. x Signature Date NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer. o FOLD AND DETACH THE PROXY VOTING CARD HERE o YOUR PROMPT VOTE IS IMPORTANT! Internet and telephone voting are quick and simple ways to vote, available through 11:59 P.M., Mountain Time, on __________, 2016 VOTE BY INTERNET VOTE BY TELEPHONE (Toll-free) VOTE BY MAIL WWW.MYPROXYVOTECOUNTS.COM 1- (866) 437- 4667 Use the Internet to vote your Use the touch-tone telephone to proxy. Have your Proxy Card vote your proxy. Have your Proxy o Mark, sign and date your Proxyin hand when you access the OR Card in hand when you call. You OR Card and return it in the postage- website. You will be prompted to will be prompted to enter your 12 paid Proxy Reply Envelopeenter online your 12 digit control digit control number, located in the provided. number, located in the shaded box shaded box above. Each Proxy above. Each Proxy Card has a Card has a unique control number. unique control number. If you vote by Internet or by Telephone, you do NOT need to return your Proxy Card by mail. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PROPOSAL. PLEASE VOTE ALL PROXY CARDS RECEIVED. NONE ARE DUPLICATES.

+7REVOCABLE PROXY AF MUTUAL HOLDING COMPANY SPECIAL MEETING OF MEMBERS __________, 2016 The undersigned member of AF Mutual Holding Company hereby appoints the full Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members (the "Meeting") to be held at the ________________________________________ Alamogordo, New Mexico 88310 at __:00 p.m., Mountain Time, on __________, 2016, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as follows: The Board of Directors recommends a vote "FOR" the proposal. THE BOARD OF DIRECTORS IS SOLICITING YOUR PROXY. THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE. ALTERNATIVELY, YOU MAY VOTE BY INTERNET OR BY TELEPHONE BY FOLLOWING THE SIMPLE INSTRUCTIONS ON THE REVERSE SIDE. (CONTINUED ON REVERSE SIDE) o FOLD AND DETACH THE PROXY VOTING CARD HERE o THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL. NOT VOTING IS THE EQUIVALENT OF VOTING "AGAINST" THE PROPOSAL. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES. VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF BANCORP 34, INC. COMMON STOCK IN THE OFFERING.

Questions and Answers

About Our Conversion and Stock Offering

This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the ‘‘Risk Factors’’ section.

GENERAL — THE CONVERSION

Our Board of Directors has determined that the conversion and reorganization is in the best interests of our organization, our customers and the communities we serve.

Q.	What is the conversion and offering?

A.	Under our Plan of Conversion and Reorganization (the “Plan”), our organization is converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. At March 31, 2016, AF Mutual Holding Company owned 54.7% of the common stock of Alamogordo Financial Corp. The remaining 45.3% of the common stock was owned by public stockholders. As a result of the conversion, our newly formed corporation, Bancorp 34, Inc. (“Bancorp 34”) will own Bank 34. Shares of common stock of Bancorp 34 representing the ownership interest of AF Mutual Holding Company in Alamogordo Financial Corp., as adjusted for certain assets of AF Mutual Holding Company, are currently being offered for sale.

At the completion of the conversion, public stockholders of Alamogordo Financial Corp. will exchange their shares of common stock for newly issued shares of common stock of Bancorp 34, maintaining their approximate percentage ownership in our organization immediately prior to the conversion, as adjusted for certain assets of AF Mutual Holding Company.

At the completion of the conversion, 100% of the common stock of Bancorp 34 will be owned by public stockholders. AF Mutual Holding Company’s shares of Alamogordo Financial Corp. will be cancelled, and Alamogordo Financial Corp. and AF Mutual Holding Company will cease to exist.

Q.	What are the reasons for the conversion and offering?

A.	Our primary reasons for converting to the fully public stock form of ownership and undertaking the stock offering are to: (i) support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering; (ii) facilitate our stock holding company’s ability to pay dividends to our public stockholders; (iii) transition us to a more common and flexible stock holding company structure from our existing mutual holding company structure; (iv) improve the liquidity of our shares of common stock; and (v) facilitate future mergers and acquisitions.

Q.	Is Bank 34 considered “well-capitalized” for regulatory purposes?

A.	Yes. As of March 31, 2016, Bank 34 was considered “well-capitalized” for regulatory purposes.

Q.	Will customers notice any change in Bank 34’s day-to-day activities as a result of the conversion and offering?

A.	No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our Board of Directors, management, and staff as a result of the conversion. Bank 34 will continue to operate as an independent bank.

Q.	Will the conversion and offering affect customers’ deposit accounts or loans?

A.	No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE PROXY VOTE

Although we have received conditional regulatory approval, the Plan is also subject to approval by stockholders and our voting customers.

Q.	Why should I vote “For” the Plan?

A.	Your vote “For” the Plan is extremely important to us. Each eligible Bank 34 customer as of ______, 2016 received a Proxy Card attached to a Stock Order Form. These packages also include a Proxy Statement describing the Plan. The Plan cannot be implemented without stockholder and customer approval.

Our Board of Directors believes that converting to a fully public ownership structure will best support our future growth.

Voting does not obligate you to purchase shares of common stock during the offering.

Q.	What happens if I don’t vote?

A.	Your vote is very important. Proxy Cards not voted will have the same effect as voting “Against” the Plan.

Without sufficient favorable votes, we cannot complete the conversion and the related stock offering.

Q.	How do I vote?

A.	Mark your vote, sign and date each Proxy Card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote by Internet or telephone, by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes are available to me?

A.	Depositors at the close of business on ________, 2016 are entitled to one vote for each $100 or fraction thereof on deposit. Additionally, each borrower as of May 22, 1997 who remained a borrower as of _______, 2016, will be entitled to one vote, in addition to votes he or she is entitled to as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.	If you had more than one deposit and/or loan account on ______, 2016, you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.	The names reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	Bancorp 34 is offering for sale between 1,207,986 and 1,634,334 shares of common stock (subject to increase to 1,879,484 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of Bancorp 34 common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Bank 34 with aggregate balances of at least $50 at the close of business on December 31, 2014;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of Bank 34 with aggregate balances of at least $50 at the close of business on __________, 2016; and

Priority #4 — Depositors of Bank 34 at the close of business on ________, 2016 and borrowers of Bank 34 as of May 22, 1997 whose borrowings remained outstanding as of ________, 2016.

Shares not sold in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons including trusts of natural persons residing in Dona Ana and Otero Counties, New Mexico and Maricopa County, Arizona and then to Alamogordo Financial Corp.’s public stockholders as of ________, 2016. Remaining shares may be offered to members of the general public.

Shares not sold in the Subscription and Community Offerings may be offered for sale to the general public through a Syndicated Offering.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder?

A.	No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering.

Q.	How may I buy shares during the Subscription and Community Offerings?

A.	Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Bank 34’s main office located at 500 East 10th Street, Alamogordo, New Mexico or to our Scottsdale office located at 14850 North Scottsdale Road, Scottsdale, Arizona. Please do not mail Stock Order Forms to Bank 34.

Q.	What is the deadline for purchasing shares?

A.	To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 12:00 Noon, Mountain Time, on __________, 2016. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, made payable to Bancorp 34, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Bank 34 line of credit checks may not be remitted for this purchase. Please do not mail cash!

(2)	By authorized deposit account withdrawal of funds from your Bank 34 deposit account(s). The Stock Order Form section entitled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Bank 34 may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of ___% per annum from the date we process your payment until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on funds. If you pay for shares by authorizing a direct withdrawal from your Bank 34 deposit account(s), your funds will continue earning interest within the account, at the account’s contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or entity is 25,000 shares ($250,000). Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 35,000 shares ($350,000) in all categories of the offerings combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.”

Q.	May I use my Bank 34 individual retirement account (“IRA”) to purchase shares?

A.	You may use funds currently held in retirement accounts with Bank 34. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Bank 34 or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the ________, 2016 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	May I use a loan from Bank 34 to pay for shares?

A.	No. Bank 34, by regulation, may not extend a loan for the purchase of Bancorp 34 common stock during the offering. Similarly, you may not use existing Bank 34 line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond ________, 2016 or the number of shares of common stock to be sold is increased to more than 1,879,484 shares or decreased to less than 1,207,986 shares.

Q.	Are directors and executive officers of Bank 34 planning to purchase stock?

A.	Yes. Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of ________ shares ($_________) or approximately ____% of the shares to be sold in the offering at the minimum of the offering range.

Q.	Will the stock be insured?

A.	No. Like any common stock, Bancorp 34 stock will not be insured.

Q.	Will dividends be paid on the stock?

A.	Following completion of the conversion, our Board of Directors will have the authority to declare dividends on our shares of common stock. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments.

In determining whether to declare or pay any dividends, the Board of Directors will take into account our capital requirements, our financial condition and results of operations, tax considerations and general economic conditions. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Q.	How will Bancorp 34 shares trade?

A.	Upon completion of the conversion and offering, Bancorp 34 shares will replace the existing shares of Alamogordo Financial Corp. and will trade on the Nasdaq Capital Market under the symbol “BCTF.” Once the shares have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell Bancorp 34 shares in the future.

Q.	If I purchase shares during the Subscription and Community Offerings, when will I receive my shares?

A.	All shares of Bancorp 34 common stock sold in the Subscription and Community Offerings will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

THE SHARE EXCHANGE

Q.	What is the share exchange?

A.	The outstanding shares of Alamogordo Financial Corp. common stock held by public stockholders at the completion date of the conversion and stock offering will be exchanged for newly issued shares of Bancorp 34 common stock. The number of shares of Bancorp 34 common stock to be received by stockholders will depend on the number of shares sold in the offering. Although the shares of Bancorp 34 common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell shares of common stock prior to your receipt of this statement will depend on arrangements you may make with a brokerage firm.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.	For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) ___- ____, from 8:00 a.m. to 2:00 p.m., Mountain Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Bancorp 34, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your stock order form to purchase common stock offered by Bancorp 34, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive is subject to the allocation provisions of the Plan of Conversion and Reorganization, as well as other conditions and limitations described in the Bancorp 34, Inc. Prospectus dated __________, 2016. Refer to the Bancorp 34, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below)

Offering Category Descriptions:

SUBSCRIPTION OFFERING

•	Depositors of Bank 34 with aggregate balances of at least $50 at the close of business on December 31, 2014;

•	Bank 34’s Tax Qualified Employee Benefit Plans;

•	Depositors of Bank 34 with aggregate balances of at least $50 at the close of business on __________, 2016; and

•	Depositors of Bank 34 at the close of business on __________, 2016 and borrowers as of May 22, 1997 whose borrowing remained outstanding at the close of business on __________, 2016.

COMMUNITY OFFERING

•	Residents of Dona Ana or Otero Counties, New Mexico or Maricopa County, Arizona;

•	Alamogordo Financial Corp.’s public stockholders as of __________, 2016; and

•	General Public.

Thank you for your order,

BANCORP 34, INC.

STOCK INFORMATION CENTER

1-(877) ___-____

FINAL REMINDER PROXYGRAM (if needed)

[Bank 34 Letterhead]

(Depending on vote status and number of days until the special meeting of members, this can be mailed. It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Member,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Conversion and Reorganization.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of __________, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

________________________

1- ( ) ____ - ____ (toll-free)

DAYS/HOURS:

Monday - Friday

____ a.m. to ____ p.m., Mountain Time

I appreciate your participation.

Sincerely,

Jill Gutierrez

Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

[This notice should be printed by Bank 34, and should be placed in the branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch.]

HAVE YOU VOTED YET?

We would like to remind eligible customers to vote on our Plan of Conversion and Reorganization (the “Plan”).

✓	The Plan will not result in changes to our staff or your account relationships with Bank 34.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your Board of Directors recommends that you join them in voting “FOR” the Plan.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(877) ___-____,

from 8:00 a.m. to 2:00 p.m., Mountain Time, Monday through Friday.

Our Information Center is closed on bank holidays.

[Bank 34 Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR SUBSCRIPTION STOCK OFFERING

EXPIRES __________, 2016

We are conducting a subscription offering of shares of our common stock

UP TO 1,634,334 SHARES

COMMON STOCK

(subject to increase to 1,879,484 shares)

$10.00 Per Share

THIS SUBSCRIPTION OFFERING EXPIRES AT 12:00 NOON, MOUNTAIN TIME,

ON __________, 2016

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(877) ___-____,

from 8:00 a.m. to 2:00 p.m., Mountain Time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[Bancorp 34, Inc. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call

________, our Independent Voting Agent,

at 1-(___) -___-____ (toll-free),

Monday through Friday,

____ a.m. to ____ p.m., Mountain Time

If you are unsure whether you voted already, please call. Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS ASKS THAT YOU VOTE

“FOR” THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN.

THANK YOU!

[Bank 34 logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card(s) to be used to vote on our organization’s Plan of Conversion and Reorganization. If you received a Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, 8:00 a.m. to 2:00 p.m., Mountain Time. Our Information Center is closed on bank holidays.

[Bank 34 logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Our eligible customers as of __________, 2016 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Conversion and Reorganization (the “Plan”).

If you received Proxy Cards but have not voted, please vote by mail or by following the telephone or Internet voting instructions on the Proxy Card(s). We hope that you will vote “FOR” the Plan. If you have questions about voting, please call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, 8:00 a.m. to 2:00 p.m., Mountain Time. Our Information Center is closed on bank holidays.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Our eligible customers and stockholders as of __________, 2016 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our Plan of Conversion and Reorganization. If you have not yet voted, a quick way to do so is to click on the link below. This will link you to a confidential voting site.

CUSTOMERS VOTE HERE NOW www.myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card in hand so that you can enter online the 12 digit control number printed on your Proxy Card.

STOCKHOLDERS VOTE HERE NOW www.

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage customers to open offering/proxy packages, will be used one time - right after the initial packages are mailed)

“Hello - This is Jill Gutierrez, CEO of Bank 34 calling with a quick message. Within the next few days, you will be receiving a package or packages from us about our stock offering and asking you to vote on an item of importance to our bank and our valued customers. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Bank 34.”

EMAIL VOTE REMINDER – (Optional)

(Email reminder is best sent after initial contacts, but before most people will have discarded materials.)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

If you were a Bank 34 customer on __________, 2016, you recently received a large white envelope containing proxy materials requesting your vote on our Plan of Conversion and Reorganization (the “Plan”).

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Proxy Cards describe the simple procedures for voting by mail, telephone or Internet.

Without sufficient favorable votes, we cannot implement the Plan. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Do you have questions about the Plan or voting?

Please call our Information Center, toll-free, at 1-(877) ___-____, Monday through Friday, 8:00 a.m. to 2:00 p.m., Mountain Time. Our Information Center is closed on bank holidays.

We appreciate your participation.

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some market areas]

BANCORP 34, INC. [LOGO]

Proposed Holding Company for Bank 34

UP TO 1,634,334 SHARES

COMMON STOCK

(subject to increase to up to 1,879,484 shares)

$10.00 Per Share

Purchase Price

Bancorp 34, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Bancorp 34, Inc., without sales commission, during the offering period.

This offering expires at 12:00 Noon, Mountain Time, on __________, 2016.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(877) ___-____,

from 8:00 a.m. to 2:00 p.m., Mountain Time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.